As filed with the Securities and Exchange Commission on August 19, 2009
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
PULTE HOMES, INC.

(Exact name of registrant as specified in its charter)

Michigan	38-2766606

(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

100 Bloomfield Hills Parkway, Suite 300 Bloomfield Hills, Michigan	48304

(Address of Principal Executive Offices)	(Zip Code)
Pulte Homes, Inc. 2004 Stock Incentive Plan

(Full title of the plan)
Steven M. Cook
Senior Vice President, General Counsel and Secretary
Pulte Homes, Inc.
100 Bloomfield Hills Parkway, Suite 300
Bloomfield Hills, MI 48304

(Name and address of agent for service)
(248) 647-2750

(Telephone number, including area code, of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
securities	Amount	offering	aggregate	Amount of
to be	to be	price	offering	registration
registered	registered	per share	price	fee
Common Stock (1)	10,000,000 shares (2)	$12.18 (3)	$121,800,000	$6,796.44
Pulte Series A Junior Participating Preferred Share Purchase Rights	— (4)	— (4)	— (4)	— (4)

(1)	Common stock, $0.01 par value per share, offered by the Registrant pursuant to the Pulte Homes, Inc. 2004 Stock Incentive Plan.

(2)	This Registration Statement shall also cover any additional shares of Common Stock which become available for grant under the plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(3)	Calculated pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee and, based on the average of the high and low prices of the Common Stock as traded on The New York Stock Exchange on August 17, 2009.

(4)	The Pulte Series A Junior Participating Preferred Share Purchase Rights are initially carried with Pulte common stock. The value attributable to such rights, if any, is reflected in the market price of Pulte common stock.

REGISTRATION OF ADDITIONAL SECURITIES
INCORPORATION OF EARLIER REGISTRATION STATEMENTS BY REFERENCE
     Pursuant to General Instruction E, this Registration Statement on Form S-8 is filed by Pulte Homes, Inc. (the “Company”) to register additional shares of common stock, $0.01 par value per share (the “Common Stock”), under the Company’s 2004 Stock Incentive Plan (the “Plan”), as indicated on the facing sheet hereof. The Company hereby incorporates herein by reference the Registration Statement on Form S-8 relating to the Plan filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 9, 2005 (No. 333-123223). The additional shares are to be issued pursuant to an amendment to the Plan approved by the Company’s Board of Directors on March 19, 2009, and by the Company’s shareholders on May 14, 2009.
PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents are incorporated by reference herein:
(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2009;

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, filed with the Commission on May 8, 2009, and June 30, 2009, filed with the Commission on August 7, 2009;

(c)	The Company’s Current Reports on Form 8-K, filed with the Commission on February 9, 2009, February 11, 2009, March 6, 2009, April 8, 2009, April 10, 2009, May 19, 2009, May 20, 2009, June 26, 2009, August 6, 2009 and August 18, 2009 (other than with respect to information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01);

(d)	The description of the Company’s Common Stock contained in Item 1 of the Company’s Registration Statement on Form 8-A filed with the Commission on May 17, 1983, Item 4 of the Company’s Registration Statement on Form 8-B filed with the Commission on May 16, 1985 and Item 4 of the Company’s Registration Statement on Form 8-B filed with the Commission on December 18, 1987, each pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(e)	The description of Pulte Series A Junior Participating Preferred Share Purchase Rights contained in its Registration Statement on Form 8-A filed with the Commission on March 6, 2009, as amended and supplemented by Amendment No. 1 to such Registration Statement filed with the Commission on April 20, 2009.
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than the portions of those documents not deemed to be filed) subsequent to the date hereof and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit
Number	Exhibit

4.1	Conformed Articles of Incorporation of Pulte Homes, Inc., as amended (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed August 18, 2009)

4.2	Certificate of Designation of Series A Junior Participating Preferred Shares of Pulte Homes, Inc., dated August 18, 2009 (Incorporated by reference to Exhibit 3(b) of the Company’s Form 8-A/A filed August 18, 2009)

4.3	By-laws, as amended, of Pulte Homes, Inc. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated April 8, 2009)

4.4	Section 382 Rights Agreement, dated as of March 5, 2009, between Pulte Homes, Inc. and Computershare Trust Company, N.A., as rights agent, which includes the Form of Rights Certificate as Exhibit B thereto (Incorporated by reference to Exhibit 4 of the Company’s Form 8-A filed March 6, 2009)

4.5	First Amendment to Section 382 Rights Agreement, dated as of April 7, 2009, between Pulte Homes, Inc. and Computershare Trust Company, N.A., as rights agent (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed April 10, 2009)

4.6	Pulte Homes, Inc. 2004 Stock Incentive Plan (as Amended and Restated as of July 9, 2009)

5.1	Opinion of Sidley Austin LLP as to the legality of the securities being registered

23.1	Consent of Ernst & Young LLP

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included after the Company’s signature contained on page II-4 of this Registration Statement)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bloomfield Hills, State of Michigan, on August 19, 2009.

PULTE HOMES, INC.
By:	/s/ Steven M. Cook
Steven M. Cook
Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY
     Each of the undersigned officers and directors of Pulte Homes, Inc. does hereby severally constitute and appoint Richard J. Dugas, Jr., Roger A. Cregg, and Steven M. Cook, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard J. Dugas, Jr. Richard J. Dugas, Jr.	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 19, 2009

/s/ Roger A. Cregg Roger A. Cregg	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 19, 2009

/s/ Michael J. Schweninger Michael J. Schweninger	Vice President and Controller (Principal Accounting Officer)	August 19, 2009

/s/ Timothy R. Eller Timothy R. Eller	Vice Chairman of the Board of Directors	August 19, 2009

/s/ Brian P. Anderson Brian P. Anderson	Member of the Board of Directors	August 19, 2009

/s/ Cheryl W. Grisé Cheryl W. Grisé	Member of the Board of Directors	August 19, 2009

Signature	Title	Date

/s/ Debra J. Kelly-Ennis Debra J. Kelly-Ennis	Member of the Board of Directors	August 19, 2009

/s/ David N. McCammon David N. McCammon	Member of the Board of Directors	August 19, 2009

/s/ Clint W. Murchison, III Clint W. Murchison, III	Member of the Board of Directors	August 19, 2009

/s/ Patrick J. O’Leary Patrick J. O’Leary	Member of the Board of Directors	August 19, 2009

/s/ James J. Postl James J. Postl	Member of the Board of Directors	August 19, 2009

/s/ William J. Pulte William J. Pulte	Member of the Board of Directors	August 19, 2009

/s/ Bernard W. Reznicek Bernard W. Reznicek	Member of the Board of Directors	August 19, 2009

/s/ Thomas M. Schoewe Thomas M. Schoewe	Member of the Board of Directors	August 19, 2009

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

4.1	Conformed Articles of Incorporation of Pulte Homes, Inc., as amended (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed August 18, 2009)

4.2	Certificate of Designation of Series A Junior Participating Preferred Shares of Pulte Homes, Inc., dated August 18, 2009 (Incorporated by reference to Exhibit 3(b) of the Company’s Form 8-A/A filed August 18, 2009)

4.3	By-laws, as amended, of Pulte Homes, Inc. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated April 8, 2009)

4.4	Section 382 Rights Agreement, dated as of March 5, 2009, between Pulte Homes, Inc. and Computershare Trust Company, N.A., as rights agent, which includes the Form of Rights Certificate as Exhibit B thereto (Incorporated by reference to Exhibit 4 of the Company’s Form 8-A filed March 6, 2009)

4.5	First Amendment to Section 382 Rights Agreement, dated as of April 7, 2009, between Pulte Homes, Inc. and Computershare Trust Company, N.A., as rights agent (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed April 10, 2009)

4.6	Pulte Homes, Inc. 2004 Stock Incentive Plan (as Amended and Restated as of July 9, 2009)

5.1	Opinion of Sidley Austin LLP as to the legality of the securities being registered

23.1	Consent of Ernst & Young LLP

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included after the Company’s signature contained on page II-4 this Registration Statement)